STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") made as of the 24th day of September, 2007, by and between Logica Holdings, Inc., a Nevada corporation (the "Company") and Eko Group Pty Limited a resident limited company located in Brisbane, Australia (the "Purchaser").

                                    RECITALS:

         WHEREAS, the Board of Directors and management of the Company believe that it is in the best interest of the Company and that the success of the Company will be better achieved by focusing exclusively on the Company's e-commerce and information technology operations;

WHEREAS, Company's wholly owned subsidiaries Maximum Awards Pty Ltd. ("MAX"), Global Business Group Australia Pty Ltd. ("GBG"), and Easy Travel Pty Ltd. ("ETP") (MAX, GBG and ETP are collectively referred to herein as the "Subsidiaries") have limited revenues, operate at a loss and require substantial working capital to improve their business prospects. The company is the beneficial owner and registered holder of one hundred percent (100%) of the issued share capital of the subsidiaries which shares are hereinafter called "the shares". The company wishes to sell and the purchaser wishes to purchase the shares for the sum of $1.00 US and upon the terms and conditions hereinafter contained.

         WHEREAS, the Board of Directors and management of the Company believe that the success of the Company and Company's e-commerce and information technology operations will be better achieved by the disposition of the Subsidiaries and all of the liabilities associated with the operations and business of the Subsidiaries;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                          SECTION 1. PURCHASE AND SALE

         Upon the terms and subject to the conditions of this Agreement, the Company at the Closing (as hereinafter defined) hereby sells all of the issued and outstanding shares of the Subsidiaries to the Purchaser in consideration of $1.00 US and the assumption of the Liabilities defined below by the Purchaser. Subject to the terms and conditions of this Agreement, on the date of Closing the Company shall deliver to the Purchaser stock certificates representing the wholly owned interests in the Subsidiaries.

          SECTION 2. ASSUMPTION OF LIABILITIES AND OTHER CONSIDERATION

         The Purchaser shall assume all of the liabilities of the Subsidiaries, whether or not such liabilities are reflected on the books or records of Company on the date hereof or on the date of closing (collective all of the aforementioned liabilities are collectively the "Liabilities").

         Mr. Maxwell Andrew Thomas shall forgive Logica Holdings Inc 100% its liability to him which currently is stated at 113,860.24 US Dollars.

         Logica Holdings Inc acknowledges that the sale of all three Australian subsidiaries implies not only the sale of all debt in the companies but also the sale of the asset investments in said subsidiaries.

         The company hereby releases the subsidiaries and the purchaser from payment of the sums of money stated in the accounts of the company as follows:

             a)  Global Business Australia Pty Ltd       $36,132.00 US
             b)  Travel Easy Pty Ltd                     $37,600.00 US
             c)  Maximum Awards Pty Ltd                 $992,624.82 US

         The company acknowledges that this agreement may be pleaded in bar to any action, claim or proceeding brought by the company to recover those monies or any interest thereon from the subsidiaries or the purchaser.

The current combined amount of debt stated on the Australian accounts is stated 1,396,184.72 Australian Dollars.


                   SECTION 3. EFFECTIVE DATE AND THE CLOSING

         The closing of this Agreement (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent herein are complied with but in no event later than September 30th, 2007.

              SECTION 4. REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company represents and warrants to the Purchaser as follows:

         4.1 Corporate Power of Company. Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

         4.2 Due Authority. Company has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by them have been authorized by all necessary corporate action on the part of Company. This Agreement is a valid and binding agreement of Company, enforceable against the Company in accordance with its terms. Except as may be required under Australia law, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Company is a party or by which the Company is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company.

         4.3 No Consents. Except as may be required under Australian law, no governmental filings, authorizations, approvals or consents are required to permit Company to fulfill all of its obligations under this Agreement.

         4.4 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Articles of Incorporation of Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which the Company is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Company, or upon the properties or business of the Company; or (iv) except as may be required under Australian law, violate any statute, law or regulation of any jurisdiction applicable to the Company.

         4.5 Ownership of the Subsidiaries. The Company is the lawful owner of the shares of the Subsidiaries, free and clear of all security interests, liens, encumbrances, equities and other charges. The Company is not a party to any agreement, written or oral, creating rights in respect to such shares or options in any third person or relating to the voting rights of such shares.

           SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows:

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

         5.1 Power of Purchaser. The Purchaser has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

         5.2 Due Authority. The Purchaser has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary action on the part of Purchaser. This Agreement is a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms. Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Purchaser.

         5.3 No Consents. No government filings, authorizations, approvals or consents are required to permit the Purchaser to fulfill its obligations under this Agreement.

         5.4 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Purchaser is a party;
(ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Purchaser, or upon the properties or business of Purchaser; or (iii) violate any statute, law or regulation of any jurisdiction applicable to Purchaser.

                              SECTION 6. COVENANTS

         6.1 Cooperation After the Closing; Further Action. At any time, and from time to time after the Closing, each party shall execute and deliver such other instruments and take such other actions as may reasonably be requested to more effectively to transfer the interests in the Subsidiaries and the Liabilities to the Purchaser, vest title of the Subsidiaries in the Purchaser and, to the full extent permitted by law, to put the Purchaser in actual possession and operating control of the Subsidiaries. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done, all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

         6.2 Regular Course of Business. Except as otherwise consented to or approved by the Purchaser in writing, until the Closing, Company covenants and agrees (and will cause) that the Subsidiaries will operate in the ordinary course, diligently and in good faith, consistent with past management practices.

                              SECTION 7. INDEMNITY

         7.1 Indemnification by Purchaser. The Purchaser agrees to indemnify, defend and hold harmless the Company, and the respective officers, representatives, agents, employees of the Company and successors and assigns of the Company from and against:

                  (1) Any and all losses resulting from any misrepresentation or breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Purchaser under the terms of this Agreement;

                  (2) All actions, suits, proceedings, arbitration's, demands, assessments, judgments, costs and expenses, including attorney's fees and disbursements, incident to the foregoing; and

                  (3) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or

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

         suffer, which result from or relate to any activities of the Subsidiaries or Purchaser prior to, on or subsequent to the Closing or which result from or relate to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.

         7.2 Indemnification by Company. Company agrees to indemnify, defend and hold harmless Purchaser, and the respective officers, representatives, agents, employees of the Purchaser from and against all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Company subsequent to the Closing or which result from or relate to any breach of, or failure by Company to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Company under this Agreement.

         7.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 7. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                        SECTION 8. CONDITIONS PRECEDENT

         8.1 Conditions Precedent to Company's Obligations. The Company's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Section 8.1. The Company may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Company of any other condition of or any of the Company's rights or remedies at law or in equity, if Purchaser shall be in default of any of their representations, warranties, or covenants under this Agreement.

                  (1) Performance. Purchaser shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser, on or before the Closing, and the representations and warranties contained herein shall be true and correct as of the Closing.

                  (2) Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing.

                  (3) Release of Company. Purchaser shall have released Company for any claims related to the Subsidiaries.

         8.2 Conditions Precedent to Purchaser's Obligations. The Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Section 8.2. The Purchaser may waive any or all of these conditions in whole or in part without prior notice;

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

so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Purchaser of any other condition of or any of the Purchaser's rights or remedies at law or in equity, if Company shall be in default of any of its representations, warranties, or covenants under this Agreement.

                  (1) Performance. Company shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date, and the representations and warranties contained herein shall be true and correct as of the Closing.

                  (2) Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing.

                            SECTION 9. MISCELLANEOUS

         9.1 Notices. Any notice or other communication required or which may given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

                               If to Company:

                               Logic Holdings, Inc.
                               82 Avenue Road
                               Toronto, Ontario
                               M5R 2H2 Canada

                               If to Purchaser:

                               Eko Group Pty Ltd
                               B.M. Henzell Co.
                               240 Waterworks Road,
                               Ashgrove,
                               Queensland 4060,
                               Australia.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

         9.2 Entire Agreement. This Agreement and any collateral agreement executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         9.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

         9.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Ontario, Canada applicable to agreements made and jurisdiction shall be in Toronto, Ontario, Canada.

         9.5 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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

         9.6 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:

LOGICA HOLDINGS, INC



By:   /s/ Enzo Taddei
   --------------------------------------------------


Name: Enzo Taddei
     ------------------------------------------------



Its:
    -------------------------------------------------


PURCHASER:


EKO GROUP PTY LTD.



By:   /s/ Maxwell A. Thomas
   --------------------------------------------------



Name: Maxwell A. Thomas
     ------------------------------------------------



Its:
    -------------------------------------------------



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